EXHIBIT 10.19

AMENDMENT NO. 1 ENGAGEMENT LETTER

Amendment 1 dated November 14, 2022 (this “Amendment”) to the Engagement Letter dated as of May 13, 2022 between The Benchmark Company, LLC (“Benchmark”) and Cardio Diagnostics, Inc. [sic] (“Company”).

WHEREAS, the parties entered into an engagement letter dated as of May 13, 2022 (the “Engagement Letter”) pursuant to which Benchmark agreed to act as the exclusive financial advisor in connection with a transaction or a related series or combination of transactions to the Company (as such terms are defined in the Engagement Letter) and

WHEREAS, Benchmark and the Company desire to amend the terms of the Engagement Letter as set forth below.

NOW THEREFORE, IT IS AGREED as follows:

1.	Paragraphs Al, of the Engagement Letter is hereby deleted in its entirety and replaced with the following:
Al	M&A Transaction Related Fee. If an M&A Transaction is effected during the Term (as hereafter defined) or the Tail Period (as hereafter defined), with a company, firm, entity or person with whom Benchmark had substantive discussions, correspondence or meetings on behalf of the Company (including any affiliates of any such parties), the Company shall pay Benchmark a cash fee for its services hereunder (the "Advisory Fees") equal (a) $ to $230,000 upon the close of the Transaction; plus (b) $435,000 payable 12 months from the date of the close of the Transaction.
2.	A new paragraph Paragraphs A2 is added to the Engagement Letter as set out below.:
A2.	Right of First Refusal. For Twelve Months after the close of the Company's business combination with Cardio Diagnostics, Inc. (the "Transaction") the Company will offer Benchmark the right to act as lead or joint-lead investment banker, lead or joint-lead book-runner and/or lead or joint-lead placement agent, for each and every future public and private equity and debt offering, including all equity linked financings for the Company, or any successor to or any subsidiary of the Company as of such time, in connection with a financing to be conducted with accredited investors or institutions in the United States on customary terms (the "Right of First Refusal");In addition should the Company in the same Twelve Month period require a financial advisor, a Merger & Acquisitions advisor, a fairness opinion or any other transaction where the Company would engage the services of an investment banking firm to advise or assist it the Company shall also offer such a Right of First Refusal to Benchmark. The terms and conditions relating to any such engagement will be set forth in a separate engagement letter, agency agreement or underwriting agreement and the fees for such services will be in addition to the fees payable hereunder, will be negotiated separately and in good faith and will be consistent with fees paid to investment banks for similar services. If Benchmark does not accept the terms and conditions contained in the Company's offer, the Company may engage any other financial institution as lead or joint-lead investment banker, lead or joint-lead book runner and/or lead or joint-lead placement agent in connection with such transaction; provided, that the terms and conditions of any such engagement shall be no more favorable to such other financial institution as the terms and conditions offered by the Company to Benchmark. In addition, in the event that the Company receives, during such twelve month period, a third party offer to act as lead or joint-lead investment banker, lead or joint-lead book-runner and/or lead or joint-lead placement agent in connection with any offering of equity or convertible debt securities of the Company other than the Offering (including any such offering undertaken by the Company in connection with a liquidity event), the Company shall promptly give notice in writing to Benchmark of the particulars of the third party offer and Benchmark, for a period of five (5) business days from the date of receipt of such notice, shall have the right to match the terms of such third party offer, failing which, Benchmark shall relinquish its Right of First Refusal provided hereunder.
3.	No other Amendments. Except as specifically provided herein, there are no other amendments to the Engagement Letter and all references to the Engagement Letter after the date hereof shall mean the Engagement Letter as modified by this Amendment.
4.	Signatures. This Amendment may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.
5.	Defined Terms. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Engagement Letter.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

Very truly yours,

THE BENCHMARK COMPANY

By:	/s/ John J. Borer, III
Name: John J. Borer, III Title: Managing Director

Accepted and Agreed:

Mana Capital Acquisition Corp.

By /s/ Jonathan Intrater

Name: Jonathan Intrater

Title: CEO